Exhibit 99.1

China Organic Reports Record Financial Performance for Q2 2007

Continued Growth Highlighted by 180% Increase in Revenues to $2.3 Million and 181% Increase in Earnings to $675,000, Over Comparable Period in 2006

Jilin, China - China Organic Agriculture, Inc. (OTCBB: CNOA - News), a growth-driven agricultural and products company leading China's organic foods revolution, reported financial results for its second quarter ended June 30, 2007, highlighted by the Company's continued growth in revenues to $2.3 million, an 180% increase over the comparable period the previous year and a record for revenues generated during any second quarter in the Company's history. CNOA also reported earnings in excess of $675,000, a 181% increase over the comparable period the previous year and also a record for any second quarter in the Company's history.

CNOA has two wholly owned subsidiaries which it acquired in March 2007: CNOA owns directly China Organic Agriculture, Ltd. ("COAL"), which was incorporated in the British Virgin Islands in 2006 and which owns Jilin Songyuan City ErMaPao Green Rice Ltd (ErMaPao), which was established under the laws of the People's Republic of China in 2002. Through its subsidiaries, the Company is engaged in the business of rice production and processing, and the growth of the business since the acquisition is highlighted by the increase in the results of operations today compared to the results of operations in the correlative periods prior to the acquisition.

CNOA cites continued increases in production capacity, production output and in consumer brand awareness for the Company's record growth for Q2 2007.

"We are very pleased to announce that China Organic continues to post significant increases in both revenues and earnings, even during this traditionally slow period for rice sales in China," said Jian Lin, Chief Executive Officer of China Organic Agriculture. "We still feel very confident about the future of CNOA and believe that we are making exceptional progress on our mission to continue building value for our shareholders."

The Company also reported that revenues for the six months ending June 30, 2007 surpassed $6.4 million, a 60% increase over the $4 million for the comparable period in 2006. Earnings for the six months ending June 30, 2007 were approximately $2.4 million, a 58% increase over the comparable period in 2006. The increase of $881,785 in earnings for the period is due to the expansion of our sales and distribution channels while keeping operating expenses steady.

CNOA's growth continued despite the traditionally slow season for rice sales in China. One of the major reasons for this seasonally slow period is that new shipments of rice reach the store shelves in October after harvest and processing meaning sales are higher in the first and fourth quarters due to an increased number of retail products sold. The sale of rice is also higher towards year end as the Chinese purchase in large quantities that last through to the Chinese New Year.

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The Company recently released updated revenue and earnings guidance for calendar year 2007. The Company raised its previously announced forecast by an additional $2 million to approximately $18 million in revenues for calendar year 2007, representing a 100% increase over the comparable period the previous year. The Company has also raised projected net income to $6.7 million, representing an approximate 95% increase over the $3.43 million reported for 2006.

Consolidated Results

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                        3 Months Ended:                  6 Months Ended:
--------------------------------------------------------------------------------
Consolidated    June 30, 2007    June 30, 2006    June 30, 2007    June 30, 2006
--------------------------------------------------------------------------------
Revenues        2,317,261        829,218          6,433,982        4,010,873
--------------------------------------------------------------------------------
Gross Profit    776,690          325,807          2,583,319        1,678,315
--------------------------------------------------------------------------------
Net Income      679,165          241,894          2,399,660        1,517,875
--------------------------------------------------------------------------------

About China Organic Agriculture

China Organic Agriculture is among the largest producers of organic rice in China commanding a 40 percent market share. CNOA controls all aspects of the process from seeds to planting and processing, R&D and sales. The Company also has an extensive sales network, located in the major cities in China.

CNOA, which follows GAAP accounting principles and is fully SEC compliant, has experienced significant growth since its inception in 2002, and is exempt from federal taxes as an agricultural company in China. CNOA has put solid plans in place to markedly expand revenues and increase shareholder value. The quality of CNOA's products results in the ability to command and receive prices 40% higher than comparables. In the first quarter of 2007 (as of March 31st) the company posted $4.1 million in revenue, up 30 percent from the same period 2006. Gross profit margins grew to 43.9% yielding net income of $1.72 million or 42% of sales.

CNOA has in excess of 6260 acres dedicated to green and organic rice. The irrigation system is fed from the Nen River, one of the last unpolluted rivers in China, and no chemicals or fertilizers are used in the process. The Company's flagship brand, ErMaPao has won several quality awards, holds the highest organic certification and is the most popular rice brand in the country.

CNOA has the business plan, the depth of management and the capital to realize its mandated goal of becoming the leading organic agriculture company within this explosive sector in China as well as globally within the next five years.

For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/coa.

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To view current stock quotes and news, visit
http://www.trilogy-capital.com/tcp/coa/quote.html.

To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/coa/factsheet.html.

Mission Statement

China Organic Agriculture, Inc. is firmly committed to increasing shareholder value through setting the next generation standard for quality organic food products in China and throughout the world.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of CNOA could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact

China Organic Agriculture
Steve Wan, 310.441.9777
stevewan@chinaorganicagriculture.com

or

Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com